Exhibit 21.01

SUBSIDIARIES OF THE COMPANY

Elantec Semiconductor International Ltd.
Chamberlain Place
Broadstreet, Bridgetown
Barbados
246-431-0865

Elantec Semiconductor U.K. Ltd.
European Design Centre
Sandringham House
110 Sandringham Avenue
Harlow Business Park, Harlow
Essex CM19 5QA
441-27-633-0900

European Sales Office
3 Edward Court, Wellington Road
Wokingham, Berkshire
RG40 2AN, England
441-18-977-6020

Elantec Semiconductor Japan Ltd.
Japan Technical Center
Queen’s Tower A 8F
2-3-1 Minato Mirai
Nishi-Ku, Yokohama,
Kanagawa 220-8008 Japan
81-45-682-5820